Exhibit 16.1

Certified Public Accountants

Specialized Services

Business Solutions

September 10, 2007

Securities and Exchange Commission

101 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Telos Corporation pursuant to Item 4 of the Current Report on Form 8-K filed with the Commission on September 10, 2007. We agree with the statements concerning Goodman & Company, L.L.P in such Form 8-K.

Very truly yours,

/s/ Goodman & Company, L.L.P.
Goodman & Company, L.L.P.

One Commercial Place

Suite 800

Norfolk,VA 23510

ph: 757.624.5100

fax: 757.624.5233

www.goodmanco.com

Serving Our Clients Since 1932